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                                                                     Exhibit 5.1
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                 Opinion of Orrick, Herrington & Sutcliffe LLP
                  With Respect to Securities Being Registered
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                                                                     Exhibit 5.1




                              September 18, 1997



Chevy Chase Bank, F.S.B.
8401 Connecticut Avenue
Chevy Chase, Maryland  20815

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3, filed by Chevy Chase Bank, F.S.B. (the "Registrant"), with the Securities and Exchange Commission on February 27, 1996 and Amendment No. 1 thereto filed on March 19, 1996 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act") of Asset-Backed Securities (the "Securities"). The Securities are issuable in series (each, a "Series") under either a separate Pooling and Servicing Agreement, Trust Agreement or Indenture (each, an "Agreement") by and among the Registrant, the Servicer named therein and the Trustee named therein. The Securities of each Series are to be sold as set forth in the Registration Statement, any amendment thereto, and the prospectus and prospectus supplement relating to such Series.

     We have examined such instruments, documents and records as we deemed relevant and necessary as a basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

     Based on such examination, we are of the opinion that when the issuance of each Series of Securities has been duly authorized by appropriate corporate action and the Securities of such Series have been duly executed, authenticated and delivered in accordance with the Agreement relating to such Series and sold, the Securities will be legally issued, fully paid, binding obligations of the trust created by the Agreement and the holders of the Securities will be entitled to the benefits of the Agreement except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing,
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Chevy Chase Bank, F.S.B.
Page 2

and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the prospectus contained therein, as supplemented by the prospectus supplement related to a series of Securities. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.


                                   Very truly yours,

                                   /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

                                   ORRICK, HERRINGTON & SUTCLIFFE LLP